Exhibit (d)(8)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

GOLDMAN SACHS BDC, INC.

(Exact name of obligor as specified in its charter)

Delaware	46-2176593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 6th day of April, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

EXHIBIT 6

April 6, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Barry D. Somrock
Barry D. Somrock
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22450
Interest-bearing balances		192185
Securities:
Held-to-maturity securities		139228
Available-for-sale securities		260098
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		120
Securities purchased under agreements to resell		31006
Loans and lease financing receivables:
Loans and leases held for sale		12005
Loans and leases, net of unearned income	929016
LESS: Allowance for loan and lease losses	10104
Loans and leases, net of unearned income and allowance		918912
Trading Assets		51667
Premises and fixed assets (including capitalized leases)		8116
Other real estate owned		641
Investments in unconsolidated subsidiaries and associated companies		12014
Direct and indirect investments in real estate ventures		72
Intangible assets
Goodwill		22480
Other intangible assets		16807
Other assets		59553

Total assets		$1,747,354

LIABILITIES
Deposits:
In domestic offices		$1259735
Noninterest-bearing	423833
Interest-bearing	835902
In foreign offices, Edge and Agreement subsidiaries, and IBFs		129264
Noninterest-bearing	962
Interest-bearing	128302
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10906
Securities sold under agreements to repurchase		7180

Dollar Amounts
In Millions
Trading liabilities	10537
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	118326
Subordinated notes and debentures	11950
Other liabilities	32898

Total liabilities	$1580796
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112497
Retained earnings	53612
Accumulated other comprehensive income	-468
Other equity capital components	0

Total bank equity capital	166160
Noncontrolling (minority) interests in consolidated subsidiaries	398

Total equity capital	166558

Total liabilities, and equity capital	$1747354

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley